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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     November 16, 1999 (November 14, 1999)


                               VALLEN CORPORATION
                          (Exact name of registrant as
                           specified in its charter)


Texas                              0-10796                      74-1366847
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                 Identification
incorporation)                                                   Number)


                            13333 Northwest Freeway
                             Houston, Texas  77040
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (713) 462-8700

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ITEM 1 - CHANGES IN CONTROL OF REGISTRANT AND ITEM 5 - OTHER EVENTS

     On November 14, 1999, Vallen Corporation (the "Registrant") entered into an Agreement and Plan of Merger with Hagemeyer P.P.S. North America, Inc. ("Hagemeyer"), Shield Acquisition Corp. ("Sub") and the Registrant (the "Merger Agreement"). In the Merger Agreement: (i) Hagemeyer and Sub have agreed that Sub will commence within five business days after the date of the Merger Agreement a cash tender offer (the "Offer") for all issued and outstanding shares of common stock, $.50 par value per share, of the Registrant (the "Common Stock") at a price of $25.00 per share, net to the seller in cash; and (ii) the parties have agreed that, following consummation of the Offer, (x) Sub will be merged with and into the Registrant (the "Merger"), with the Registrant surviving as a wholly owned subsidiary of Hagemeyer, and (y) each issued and outstanding share of Common Stock will be converted into the right to receive $25.00 per share in cash (or such higher price as may be paid in the Offer).
The Offer is subject to, among other things, the condition that there shall have been tendered and not withdrawn prior to the expiration date of the Offer a number of shares of Common Stock which, together with any shares of Common Stock beneficially owned by Hagemeyer and its affiliates, constitutes at least two-thirds of the then-outstanding shares of Common Stock (determined on a fully diluted basis) (the "Minimum Condition"). The Offer and Merger are subject to, among other things, regulatory approval, and the Merger is subject to approval by the Registrant's shareholders. Approval of the Merger by the Registrant's shareholders will be assured if the Minimum Condition is satisfied.

     Hagemeyer N.V., the Netherlands-based parent company of Hagemeyer, has unconditionally guaranteed all obligations of its subsidiaries in the transaction.

     Leonard J. Bruce, Chairman of the Board of the Registrant, and certain family members, in the form of two family partnerships, have entered into a Shareholders' Agreement with Hagemeyer and Sub to tender the approximately 56% of the Registrant's outstanding shares held by the family and to vote such shares to support the merger.

ITEM 7.  EXHIBITS

     Exhibit 2.1       Agreement and Plan of Merger dated November 14, 1999
     Exhibit 2.2       Guarantee dated November 14, 1999
     Exhibit 2.3       Option Agreement dated November 14, 1999
     Exhibit 99.1      Shareholders' Agreement dated November 14, 1999
     Exhibit 99.2      Joint News Release dated November 15, 1999

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VALLEN CORPORATION



Dated:  November 16, 1999       By:  /s/ James W. Thompson
                                    --------------------------------------
                                    Name:  James W. Thompson
                                    Title: President and Chief Executive
                                             Officer

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